UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2007 (December 18, 2007)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	33-0921967
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices)                                     (Zip Code)

Registrant's telephone number, including area code (403) 206-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01           Completion of Acquisition or Disposition of Assets.

As previously announced, in May 2007, Wescorp Energy Inc. (“Wescorp”) entered into a non-binding letter of intent (“LOI”) to acquire certain North American technology rights relating to a proprietary water purification system and a second LOI to acquire two related operational business units. The first business unit supplies process-driven solutions that Wescorp believes can substantially reduce direct and indirect operating costs for oil and gas producers. The second business unit is involved in the remediation of water contaminated during the exploration and productions of oil and gas. This technology was designed to remove residual oil found in water with the expectation of having a significant economic and environmental impact.

In accordance with these LOIs, on December 18, 2007, Wescorp Technologies Ltd. (“Wescorp Technologies”), a wholly-owned subsidiary of Wescorp, executed and closed an Asset Purchase Agreement (the “Purchase Agreement”), by and among Wescorp Technologies, FEP Services Inc. (“FEP Services”), Dale Norman Plante and Kyle Plante, pursuant to which Wescorp Technologies acquired the technology rights relating to the water purification system and the assets of the two operating business units (the “Acquired Assets”) from FEP Services. As consideration for the Acquired Assets, Wescorp Technologies assumed liabilities of approximately Cad. $280,000 and delivered to FEP Services (i) a Cad. $2,665,000 two-year promissory note; (ii) 13,900,000 restricted shares of common stock of Wescorp; and (iii) 470,143 shares of common stock of Oilsands Quest, Inc. Also in connection with the Purchase Agreement, Wescorp Technologies entered into a license agreement with a third party and a consulting agreement with two consultants to provide various consulting services related to the Acquired Assets. Under the consulting agreements, Wescorp Technologies agreed to pay consulting fees and deliver 100,000 restricted shares of Wescorp common stock to each of the consultants. The shares of Wescorp common stock issued in connection with the Purchase Agreement were issued to non-US residents outside the United States in reliance upon the exemption from registration under Regulation S of the Securities Act of 1933, as amended. Wescorp did not engage in any general solicitation or advertising to market the securities, the recipients were provided the opportunity to ask questions and receive answers regarding Wescorp and the recipients received restricted securities.

Item 3.03           Unregistered Sales of Equity Securities

To the extent applicable, the disclosures set forth under Item 2.01 above are hereby incorporated herein by reference.

Item 7.01           Regulation FD Disclosure.

On December 19, 2007, the Company issued a press release entitled “Wescorp Energy Announces Purchase of Water Remediation and Purification Technology”, relating to the Company’s purchase of the Acquired Assets. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01           Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Document

10.1	Asset Purchase Agreement, dated as of December 18, 2007, by and among Wescorp Technologies Ltd, FEP Services Inc., Dale Norman Plante and Kyle Plante.

99.1	Press Release dated December 18, 2007.

The information included in this Current Report on Form 8-K contains certain “forward-looking statements” concerning Wescorp’s business and potential future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Wescorp cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Any statements contained herein that are not historical facts are forward-looking statements, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. Information on the potential factors that could affect Wescorp’s actual results of operations is included in its filing with the Securities and Exchange Commission (“SEC”). These risks may be further discussed in periodic reports and registration statements to be filed by Wescorp from time to time with the SEC in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

December 21, 2007	By: /s/ Douglas Biles
Douglas Biles
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Document

10.1	Asset Purchase Agreement, dated as of December 18, 2007, by and among Wescorp Technologies Ltd, FEP Services Inc., Dale Norman Plante and Kyle Plante.

99.1	Press Release dated December 18, 2007.